Exhibit 99.1

ITG Announces Partnership to Form Matrix Holding Group

Partnership Delivers New Solutions for Derivatives Traders

NEW YORK/CHICAGO, September 21, 2017 — ITG (NYSE: ITG), a leading independent broker and financial technology provider, today announced that it has signed a definitive agreement with Option Technology Solutions LLC (OpTech) to form Matrix Holding Group, a newly established derivatives execution and technology business. The venture is expected to launch in Q1 2018, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.

Led by industry pioneer, LiquidPoint founder and former CEO, Tony Saliba, Matrix will offer derivatives trading technology and execution services to broker dealers, professional traders and select hedge funds. ITG will hold a minority stake in the partnership and will contribute the ITG Derivatives LLC broker-dealer (to be renamed Matrix Executions LLC) and industry-leading, derivatives-focused software and technology to create the Matrix Pro EMS/OMS. Matrix will have a dedicated client service team, operations, and technology staff. OpTech will contribute the management team to provide leadership for the venture, a next-generation, retail-focused trading and analytics platform (to be named Matrix Elite) and capital to expand and grow the business. The management staff will include derivatives industry veterans Michael McNamara, former COO of LiquidPoint, and Jordan Naylor, former CTO of LiquidPoint and Vice President at CBOE.

ITG will continue to service its buy-side customers with multi-asset options and futures capabilities through the Triton EMS and ITG’s trading desk.

Tony Saliba, CEO of OpTech, said, “There continues to be a clear need in the marketplace for a comprehensive, cost-effective technology and execution offering for the professional and retail derivatives trading community. By leveraging the combined expertise and technology of OpTech and ITG, I am confident that Matrix will be able to meet this need and help our clients improve their investment performance. I am excited to be working with ITG again.”

Also commenting on the joint venture, ITG CEO and President, Frank Troise, said, “By partnering with Tony and the OpTech team we will have the industry expertise and technological innovation to establish Matrix as a leading offering for derivatives trading, allowing ITG to further sharpen our focus on serving institutional clients across asset classes while simultaneously increasing operating efficiency.”

The Matrix partnership will be based in Chicago. For more information about the Matrix EMS/OMS and Matrix solutions for professional and retail derivatives traders, please contact info@matrixex.com.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

ITG Media/Investor Contact:

J.T. Farley

(212) 444-6259

corpcomm@itg.com

This press release contains “forward-looking” statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2016 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

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